                                                                   EXHIBIT 10.28

                     JOINT AND SEVERAL INDEMNITY AGREEMENT

          AGREEMENT dated as of October 10, 1996 by and between P&F Acquisition Corp., a Delaware corporation (the "Corporation") and Metro-Goldwyn-Mayer Inc., a Delaware corporation ("MGM Inc." and together with the Corporation, the "Indemnitors") on the one hand, and Robert Brada (the "Indemnitee"), on the other.

                                   RECITALS

          The Indemnitee is a director and/or officer of the Corporation, MGM Inc. and/or an Affiliate Indemnitee (as hereinafter defined). Each of the Indemnitors and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers in today's environment.

          The Bylaws of the Corporation requires the Corporation and the Bylaws of MGM Inc. requires MGM Inc. to indemnify its directors and officers as currently provided therein, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Corporation and/or MGM Inc. in part in reliance on such provisions. The Bylaws of each of the Indemnitors permit such Indemnitor to purchase and maintain insurance or to furnish similar protection or make other arrangements (any such insurance, protection or arrangement, an "Indemnification Arrangement") on behalf of the Indemnitee against personal
 ---------------------------
liability (including, but not limited to, providing for Advanced Amounts as hereinafter defined) asserted against him or incurred by or on behalf of him in such capacity as a director or officer of such Indemnitor or as an Affiliate Indemnitee, or arising out of his status as such, whether or not such Indemnitor would have the power to indemnify him against such liability under the provisions of this Agreement or under the Delaware General Corporation Law (the "DGCL"), as it may then be in effect.
 ----

          In part to provide the Indemnitee with specific contractual assurance of substantial protection against personal liability (regardless of, among other things, any amendment to or revocation of the aforementioned provisions of any of the Indemnitor's Bylaws or any change in the composition of such Indemenitor's Board of Directors or control of such Indemnitor), each of the Indemnitors desires to enter into this Agreement. DGCL Section 145(f) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation or Bylaws of any of the Indemnitors, or an agreement providing for indemnification, or a resolution of stockholders or directors, or otherwise, and the Bylaws of each of the Indemnitors expressly recognizes that the indemnification provisions of the Bylaws of such Indemnitor shall not be deemed exclusive of, and shall not affect, any other rights to which a person seeking indemnification may be entitled under any agreement, and this Agreement is being entered into pursuant to the Bylaws of each of the Indemnitors, as permitted by the DGCL, and has been authorized by the stockholders of the Indemnitors.

          In order to induce the Indemnitee to serve as a director and/or officer of the Corporation and/or MGM Inc. and in consideration of the Indemnitee's so serving, each of the Indemnitors desires jointly and severally to hold harmless and indemnify the Indemnitee and to make arrangements pursuant to which the Indemnitee may be advanced or reimbursed expenses incurred by the Indemnitee in certain proceedings, in every case to the fullest extent authorized or permitted by the DGCL, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Indemnitor to provide broader indemnification rights than the DGCL, or other applicable law, permitted such Indemnitor to provide prior to such amendment).

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        NOW, THEREFORE, in consideration of the foregoing recitals and of the
Indemnitee's continuing to serve the Corporation and/or MGM Inc. as a director and/or officer, the parties agree as follows:

        1.   Indemnification.  To the fullest extent allowed by law, each of the
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Indemnitors, jointly and severally, shall hold harmless and indemnify the
Indemnitee, his executors, administrators or assigns against any and all expenses, liabilities and losses (including, without limitation, investigation expenses, expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, amounts paid or to be paid in settlement any interest, assessments, or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of actual or deemed receipt of any payment hereunder) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of an Indemnitor on the Indemnitee's behalf in compensation of such expenses, liabilities or losses) in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative or in arbitration, to which the Indemnitee is a party or participant or is threatened to be made a party or participant (a "Proceeding"), as a plaintiff, defendant,
                                      ----------
respondent, witness or otherwise, based upon, arising from, relating to or by reason of the fact that the Indemnitee: (a) is, was, shall be or shall have been a director and/or officer of the Corporation, (b) is or was serving, shall serve, or shall have served at the request of the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent ("Affiliate Indemnitee")
                                                          --------------------
of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, employee benefit plan, or other incorporated or unincorporated enterprise (each, a "Company Affiliate") or (c)
                                                    -----------------
is, was, shall be or shall have been a director and/or officer of MGM Inc., during the period from and after the date on which Indemnitee became an officer and/or director of MGM Inc. through and until the Closing Date in connection with the potential sale of MGM Inc. and the Indemnitee's efforts to assemble a bid group to purchase MGM Inc.; or arising from or relating to any action or omission to act taken by the Indemnitee in any of the foregoing capacities; provided, however, that, except as provided in Section 9(b) hereof, an Indemnitor shall indemnify the Indemnitee in connection with a Proceeding initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by a two-thirds vote of the Board of Directors of such Indemnitor and provided further, that Indemnitors shall have no obligation for indemnification hereunder for liabilities and other amounts owed to Indemnitee for any salary, compensation or bonus payment arising out of or from the change of control of MGM Inc. on or about the date hereof and pursuant to any employment agreement between MGM Inc. and Indemnitee as in effect immediately prior to the date hereof.

        The Indemnitee shall be presumed to be entitled to such indemnification under this Agreement upon submission of a written claim pursuant to Section 4 hereof. Thereafter, the Indemnitors shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled. Such presumption shall only be overcome by a judgment or other final adjudication, after all appeals and all time for appeals has expired ("Final Determination"), which is adverse to the
                               -------------------
Indemnitee and which establishes (i) that his acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated and (ii) that the Indemnitee in fact personally gained a financial profit or other advantage to which he was not legally entitled. If the Indemnitee is not wholly successful in any Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding the Indemnitors agree, jointly and severally, to indemnify the Indemnitee to the maximum extent permitted by law against all losses and expenses incurred by the Indemnitee in connection with each successfully resolved claim, issue or matter. Neither the failure of any of the Indemnitors (including their respective Boards of Directors, legal counsel or stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the

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Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by such Indemnitor (including its Board of Directors, its legal counsel or its stockholders) that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The purchase, establishment or maintenance of any Indemnification Arrangement shall not in any way diminish, restrict, limit or adversely affect the rights and obligations of any of the Indemnitors or of the Indemnitee under this Agreement, except as expressly provided herein, and the execution and delivery of this Agreement by the Indemnitors and the Indemnitee shall not in any way diminish, restrict, limit or adversely affect the Indemnitee's right to indemnification from the Indemnitors or any other party or parties under any other Indemnification Arrangement, the Certificate of Incorporation or Bylaws of any of the indemnitors, or the DGCL.

     2.   Period of Limitations.  No legal action shall be brought and no cause
          ---------------------
of action shall be asserted by or on behalf of an Indemnitor or any affiliate of an Indemnitor against the Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by applicable law under the circumstances. Any claim or cause of action of the Indemnitor or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

     3.   Insurance.  Subject only to the provisions of this Section 3, as long
          ---------
as the Indemnitee shall continue to serve as a director and/or officer of an Indemnitor (or shall continue at the request of an Indemnitor to serve as an Affiliate Indemnitee) and, thereafter, as long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the indemnitee was a director and/or officer of the Corporation and/or MGM Inc. (or served in any of said other capacities), the Indemnitors shall, unless no such policies are available in any market, purchase and maintain in effect for the benefit of the indemnitee one or more valid, binding and enforceable policies (the "Insurance
                                                                     ---------
Policies") of directors' and officers' liability insurance ("D&O Insurance") providing adequate liability coverage for the Indemnitee's acts as a director and/or officer of the Indemnitors or as an Affiliate Indemnitee. Each Indemnitor shall promptly notify the Indemnitee of any lapse, amendment or failure to renew said policy or policies or any provision thereof relating to the extent or nature of coverage provided thereunder. In the event any Indemnitor does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of this Section 3, such Indemnitor shall, in addition to and not in limitation of the other rights granted the Indemnitee under this Agreement, hold harmless and indemnify the Indemnitee to the full extent of coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to the Insurance Policies.

     4.   Claims for Payments.  The Indemnitee shall have the right to receive
          -------------------
from the Indemnitors on demand or, at his option, to have any of the Indemnitors pay promptly on his behalf, in advance of a Final Determination of a Proceeding, all amounts payable by the Indemnitors pursuant to the terms of this Agreement as corresponding amounts as expended or incurred by the Indemnitee in connection with any Proceeding or otherwise (such amounts so expended or incurred being referred to as "Advanced Amounts"). In making any claim for payment by the
                ----------------
Indemnitors of any amount, including any Advanced Amount, pursuant to this Agreement, the Indemnitee shall submit to the Indemnitors a written request for payment (a "Claim") which includes a schedule setting forth in reasonable detail
            -----
the dollar amount expended (or incurred or expected to be expended or incurred). Each item

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

on such schedule shall be supported by the bill, agreement, or other documentation relating thereto, a copy of which shall be appended to the schedule as an exhibit.

        Where the Indemnitee is requesting Advanced Amounts, the Indemnitee must also provide an undertaking to repay such Advanced Amounts if a Final Determination is made that the Indemnitee is not entitled to indemnification hereunder.

        5.      Section 16(b) Liability.  No Indemnitor shall be liable under
                -----------------------
this Agreement to make any payment in connection with any claim made against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of an Indemnitor within the meaning of Section 16(b) of the Securities Exchange Act of 1934, and amendments thereto, or similar provisions of any state statutory law or common law.

        6.      Continuation of Indemnity.  All agreements and obligations of
                -------------------------
the Indemnitors contained herein shall continue during the period the Indemnitee is a director and/or officer of such Indemnitor (or is serving at the request of an Indemnitor as an Affiliate Indemnitee) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director or officer of such Indemnitor or served as such an Affiliate Indemnitee.

        7.      Successors: Binding Agreement.  This Agreement shall be binding
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on, and shall inure to the benefit of and be enforceable by, each of the
Indemnitor's successors and assigns and by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees. Each Indemnitor shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of such Indemnitor, by written agreement in form and substance reasonably satisfactory to such Indemnitor and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnitor would be required to perform if no such succession or assignment had taken place.

        8.      Notification and Defense of Claim.  Promptly after receipt by
                ---------------------------------
the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under this Agreement, notify such Indemnitor of the commencement thereof, but the failure to so notify such Indemnitor will not relieve the Indemnitors from any liability which it may have to the Indemnitee. With respect to any such
Proceeding:

        (i) Each Indemnitor shall be entitled to participate therein at its own expense;

        (ii) Except with prior written consent of the Indemnitee, the Indemnitors shall not be entitled to assume the defense of any Proceeding; and

        (iii) No Indemnitor shall settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's prior written consent.

The Indemnitee shall not settle any Proceeding with respect to which the Indemnitee has received indemnified amount or Advanced Amounts without the Indemnitors' prior written consent, nor will the Indemnitee unreasonably withhold consent to any proposed settlement.

        9. Enforcement. (a) Each Indemnitor has entered into this Agreement and assumed the obligations imposed on such Indemnitor hereby in order to induce the


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

Indemnitee to act as a director and/or officer of the Corporation and/or MGM Inc. or as an Affiliate Indemnitee and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

     (b) All expenses incurred by the Indemnitee in connection with the preparation and submission of the Indemnitee's request for indemnification hereunder shall be borne, jointly and severally, by the Indemnitors. In the event the Indemnitee has requested payment of any amount under this Agreement and has not received payment thereof within thirty (30) days of such request, the Indemnitee may bring any action to enforce rights or collect moneys due under this Agreement, and, if the Indemnitee is successful in such action, the Indemnitors shall reimburse the Indemnitee for all of the Indemnitee's fees and expenses in bringing and pursuing such action. If it is determined that the Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated amount the claims, issues or matters for which the Indemnitee is entitled to indemnification for claims, issues or matter for which the Indemnitee is not so entitled. The indemnitee shall be entitled to the advancement of such amounts to the full extent contemplated by Section 4 hereof in connection with such Proceeding.

     10.  Separability.  If any provision or provisions of this Agreement shall
          ------------
be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any sections or subsections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of any section or subsections of this Agreement containing any such provisions held to be invalid, illegal or unenforceable shall be construed so as to give effect to the intent of the parties that the Indemnitors (or any of them) provide protection to the Indemnitee to the fullest extent enforceable.

     11.  Miscellaneous.  No provision of this Agreement may be modified, waived
          -------------
or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Indemnitee and an officer of each of the Indemnitors designated by the Board of Directors of such Indemnitor. No waiver by either party at any time of any breach by other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The Indemnitee may bring an action seeking resolution of disputes or controversies arising under, or in any way related to, this Agreement in the state or federal court jurisdiction in which the Indemnitee resides or in which his place of business is located and in any related appellate courts, and each of the Indemnitors hereby consents to the jurisdiction of such courts and to such venue.

     12.  Notices.  For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

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




        If to the Indemnitee:           Robert Brada
                                        Fifth Floor
                                        2500 Broadway
                                        Santa Monica, CA 90404

        If to the Corporation:          P & F Acquisition Corp.
                                        Fifth Floor
                                        2500 Broadway
                                        Santa Monica, CA 90404
                                        Att: General Counsel

        If to MGM Inc.:                 Metro-Goldwyn-Mayer Inc.
                                        Fifth Floor
                                        2500 Broadway
                                        Santa Monica, CA 90404
                                        Att: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                13.     Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                13.     Effectiveness.  This Agreement shall be effective as of
                        -------------
the day and year first above written.

                IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                        P & F ACQUISITION CORP.


                                        By: /s/ David G. Johnson
                                           -------------------------------
                                           Name:  David G. Johnson
                                           Title: Executive Vice President

                                        METRO-GOLDWYN-MAYER INC.


                                        BY: /s/ David G. Johnson
                                           -------------------------------
                                           Name:  David G. Johnson
                                           Title: Executive Vice President


                                        INDEMNITEE


                                            /s/ Robert Brada
                                           -------------------------------
                                           Robert Brada

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